UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2009

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Washington Electric and Natural Gas General Rate Case

On September 4, 2009, Avista Corporation (Avista Corp. or the Company) and all other parties participating in the Company’s electric and natural gas general rate filings reached a partial settlement stipulation with respect to its general rate case that was filed with the Washington Utilities and Transportation Commission (WUTC) in January 2009. Other parties to the partial settlement stipulation include the WUTC Staff, the Public Counsel Section of the Washington Office of Attorney General, the Industrial Customers of Northwest Utilities, the Northwest Industrial Gas Users, and The Energy Project. The NW Energy Coalition does not oppose the agreement. The partial settlement stipulation is not binding on the WUTC and is subject to approval by the WUTC.

Under the partial settlement stipulation, Avista Corp. and the settling parties have reached agreement on issues in the areas of cost of capital, power supply, rate spread and rate design, and funding under the Low-Income Ratepayer Assistance Program (LIRAP). Issues in the cases that remain unresolved include, among others, the prudence of the addition of the Lancaster generating project, capital additions to rate base, labor costs, tree trimming costs, information systems costs, and the proposed continuation of the natural gas decoupling mechanism. For those issues that were not resolved through the partial settlement stipulation, the issues will be addressed in further regulatory proceedings before the WUTC including public hearings scheduled for September 30, 2009 in Spokane, and technical hearings before the WUTC in early October.

Avista’s revised rate increase requests, following execution of the partial settlement stipulation, are approximately $38 million for annual electric revenues and approximately $3 million for natural gas service revenues. The Company’s original request in January 2009 was designed to increase annual base electric service revenues by $69.8 million and increase annual natural gas service revenues by $4.9 million. A decision on the Company’s proposed rate requests is expected in December 2009.

The cost of natural gas to generate electricity is a major component of the costs included in the rate request the Company filed in January 2009. Since the Company’s filing, prices for natural gas have decreased substantially, and this reduction in natural gas costs is reflected in the partial settlement stipulation.

The partial settlement stipulation is based on an overall rate of return of 8.25 percent with a common equity ratio of 46.5 percent and a 10.2 percent return on equity. The Company’s original request was based on a proposed overall rate of return of 8.68 percent with a common equity ratio of 47.5 percent and an 11.0 percent return on equity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: September 11, 2009	/s/ Marian M. Durkin
Marian M. Durkin
Senior Vice President, General Counsel and Chief Compliance Officer